Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 28, 2003
(Date of earliest event reported)

PIONEER-STANDARD ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Ohio	(0-5734)	34-0907152

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer

incorporation)		Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 720-8500

Item 5. Other Events

     On March 28, 2003, Pioneer-Standard Electronics, Inc. (“Pioneer-Standard”) issued a press release, a copy of which is attached hereto as exhibit 99.1, announcing that its previously announced tender offer to purchase for cash any and all of its outstanding 9.5% Senior Notes, at a price of $1,047.50 per $1,000 principal amount, closed at 5 p.m. on March 25, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

              99.1  Press release of Pioneer-Standard Electronics, Inc. dated March 28, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER-STANDARD ELECTRONICS, INC.

By: /s/ Steven M. Billick Steven M. Billick Senior Vice President and Chief Financial Officer

Date: April 1, 2003

Exhibit Index

Exhibit No.	Description	Page
99.1	Press release of Pioneer-Standard Electronics, Inc. dated March 28, 2003.	4

3